                                                            Exhibit 99.B1(b)

                           BFM Government Securities Trust

                             Certificate of Amendment of
                                 Declaration of Trust


    The undersigned, being the duly elected and acting Secretary of BFM Government Securities Trust, a trust with transferable shares under Massachusetts law (the "TRUST"), established under a Declaration of Trust dated June 13, 1991, (the "DECLARATION"), DO HEREBY CERTIFY that the Trustees of the Trust, acting pursuant to Section 9.3 of the Declaration, by unanimous written consent, have amended Section 1.1 of the Declaration to read as follows:

         "SECTION 1.1.  NAME.     The name of the trust created hereby is The
    Blackstone Government Income Trust."

    IN WITNESS WHEREOF, I have hereunto set my hand and the seal of the Trust, this 15th day of July, 1991.


                                                 /s/ Ronald Amblard
                                                 --------------------------
                                                 Name:   Ronald Amblard
                                                 Title:  Secretary


[TRUST SEAL]

STATE OF NEW YORK   )
                    ):ss.
COUNTY OF NEW YORK  )


     Then personally appeared the above named Ronald Amblard, Secretary, who acknowledged the foregoing instrument to be his free act and deed, this 15th day of July, 1991.

                                                     Before me


                                                     -------------------------
                                                            Notary Public
                                                     My Commission Expires ___

[NOTARIAL SEAL]












bfm-mnss.nc

                            AMENDMENT TO DECLARATION (NAME CHANGE)
                        (NEW NAME) BLACKSTONE GOVERNMENT INCOME TRUST
                          (OLD NAME) BFM GOVERNMENT SECURITIES TRUST



                                                                       [STAMP]